UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: June 14, 2019
(Date of earliest event reported)
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BLOOM ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

001-38598
Commission File Number
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Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value	Our Class A Common Stock is approved for trading and listed under the symbol “BE”	New York Stock Exchange
Class B Common Stock $0.0001 par value		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2019, Bloom Energy Corporation (“Bloom”) entered into a transaction with SP Diamond State Class B Holdings, LLC, (“SPDS”), a wholly owned subsidiary of Southern Power Company, to purchase a majority interest in Diamond State Generation Partners, LLC (“DSGP”), a current affiliate of Bloom. The funds will be applied to purchase Bloom fuel cell energy servers (“Energy Servers”) in connection with the upgrade (the “Transaction”) of an existing Bloom project (the “Project”) located in New Castle County, Delaware.

In connection with the closing of the Transaction (the “Closing”), SPDS was admitted as a member of DSGP. Subject to (i) the satisfaction by Bloom of certain conditions precedent, and (ii) the non-occurrence of certain events outside of Bloom’s control, SPDS has agreed to make capital contributions to DSGP sufficient for DSGP to purchase approximately eighteen megawatts (18MW) of Energy Servers from Bloom in one or more phases following the Closing. Prior to selling the new Energy Servers to DSGP in each phase, Bloom will repurchase a proportionate number of DSGP’s existing Energy Servers and remove such existing Energy Servers from the Project site. In the future, the remaining nine megawatts (9MW) of existing Energy Servers that constitute the Project may be repurchased by Bloom and replaced by New Energy Servers to be sold by Bloom to DSGP subject in each case to the availability of financing. Bloom will continue as operator of the Project.
At Closing, Bloom made a partial payment for repurchase of the existing Energy Servers owned by DSGP in the amount of approximately $72.3M, all of which was used by DSGP (along with additional DSGP cash reserves) to prepay all of its existing indebtedness associated with the Project. Bloom also agreed to purchase all of the equity interests in the Project currently held by Mehetia Inc., a wholly-owned subsidiary of Credit Suisse AG (“Mehetia”), for a purchase price of $57.5M. The purchase of Mehetia’s equity interests in the Project will be effected via multiple payments by Bloom with the final payment to be made no later than March 31, 2020.
The Transaction documents contains certain representations, warranties and covenants of Bloom, DSGH, DSGP, Mehetia and SPDS, including representations and warranties of Bloom and DSGP relating to the conduct of their respective businesses prior to the closing of the Transaction, as well as indemnity obligations related to the breach of such representations, warranties and covenants. In addition, Bloom has agreed to indemnify SPDS for losses that may be incurred in the event of certain regulatory, legal or legislative development in an aggregate amount of up to $97.2M.
The transaction documents include the following material agreements:

(i)
an Equity Capital Contribution Agreement between Bloom, SPDS, DSGP, and Diamond State Generation Holdings, LLC, a jointly-owned subsidiary of Bloom and Mehetia (“DSGH”), pursuant to which SPDS will make equity contributions to DSGP in exchange for membership interests in DSGP;

(ii)
a Third Amended and Restated Limited Liability Company Agreement of DSGP between DSGH and SPDS, setting forth the allocation of income, losses and tax benefits related to the Project between DSGH and SPDS;

(iii)
a Fuel Cell System Supply and Installation Agreement (“FCSSIA”) between Bloom and DSGP, pursuant to which DSGP will purchase from Bloom the new Energy Servers required for the upgrade of the Project and Bloom will install and commission such Energy Servers at the Project;

(iv)
an Amended and Restated Master Operations and Maintenance Agreement between Bloom and DSGP, pursuant to which Bloom will operate and maintain the Project, including warranties and guaranties related to the efficiency and output of the Energy Servers constituting the Project;

(v)	a Repurchase Agreement between Bloom and DSGP, pursuant to which Bloom will repurchase from DSGP some or all of the Energy Servers owned by DSGP as of immediately prior to the Closing; and

(vi)
a Third Amended and Restated Limited Liability Company Agreement of DSGH between Bloom and Mehetia, setting forth the allocation of DSGH’s income, losses and tax benefits related to the Project between Bloom and Mehetia.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

/s/ Randy Furr
Date: June 20, 2019                By: ____________________________________
Randy Furr
Executive Vice President and Chief Financial Officer